Exhibit 99.1

EyePoint Reports Third Quarter 2026 Financial Results and Provides Recent Corporate Developments

– Organizational focus on DURAVYUTM Phase 3 DME program; trials fully enrolled with topline data expected in early Q4 2027 –

– DURAVYU DME program supported by the positive Phase 2 VERONA trial and multi-MOA activity blocking both VEGF and inflammatory IL-6 pathways involved in disease pathogenesis –

– Strategic prioritization expected to generate $30 million in annualized savings –

– $118 million in cash, cash equivalents and short-term investments, as of September 30, 2026 –

WATERTOWN, Mass., November 12, 2026 (GLOBE NEWSWIRE) – EyePoint, Inc. (Nasdaq: EYPT), a company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases, today announced financial results for the third quarter ended September 30, 2026, and highlighted recent corporate developments.

“The recent Phase 3 wet AMD data demonstrated DURAVYU’s ability to control fluid and maintain retinal anatomy through Week 56, along with a favorable safety profile that included every six-month redosing. This important data supports our strategic decision to prioritize our resources on DME, where we believe there is strong scientific and clinical rationale for DURAVYU as a durable treatment option for this vision threatening exudative disease.” said Jay S. Duker, M.D., President and Chief Executive Officer of EyePoint. “Our conviction in the DME program is further grounded in the positive Phase 2 VERONA trial results, the multi-MOA activity for DURAVYU addressing the distinct biology of DME driven by both inflammatory pathways as well as vascular endothelial growth factor (VEGF), the substantial clinical experience established with DURAVYU, and the opportunity to evaluate the program in two fully enrolled, well-controlled pivotal trials within a year.”

In the Phase 2 VERONA clinical trial in DME, DURAVYU 2.7 mg met the primary endpoint and demonstrated an early and sustained improvement in vision and anatomical control, including a +7.1-letter improvement in best-corrected visual acuity (BCVA) and a 76-micron reduction in central subfield thickness (CST) reduction at Week 24. Seventy-three percent of DURAVYU 2.7 mg patients remained supplement-free through Week 24 versus 50% of aflibercept-treated patients in the control arm. The Phase 3 COMO and CAPRI clinical trials are fully enrolled with over 550 patients and topline data expected early in the fourth quarter of 2027.

R&D Updates:

DURAVYU (vorolanib intravitreal insert)

Diabetic Macular Edema (DME)

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On July 30, 2026, we announced the pivotal Phase 3 COMO and CAPRI clinical trials completed enrollment, with a total of over 550 patients now enrolled in five months.
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The identical non-inferiority trials versus an on-label aflibercept control include every six-month re-dosing and follow a clear and recognized regulatory approval pathway.
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Topline data for both DME trials are anticipated early in the fourth quarter of 2027.

Wet Age-Related Macular Degeneration (Wet AMD)

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On August 17, 2026, we announced the Phase 3 LUGANO trial did not achieve the primary endpoint of statistical non-inferiority in mean change in BCVA versus on-label 2 mg aflibercept control in the full analysis population, despite demonstrating visual improvement.
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DURAVYU achieved key secondary endpoints including a 42% reduction in treatment burden achieving superiority versus on-label aflibercept (nominal p-value of <0.0001), with 54% of eyes supplement-free and 79% receiving zero or one supplement up to Week 56, as well as strong anatomic control.
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DURAVYU maintained a favorable safety profile with repeat dosing in patients. There were no observed occurrences of insert migration, anterior chamber opacities, free-floating drug particles, or retinal vasculitis.
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On October 19, 2026, we announced the Phase 3 LUCIA trial did not achieve the primary endpoint of statistical non-inferiority in mean change in BCVA versus on-label 2mg aflibercept control in the full analysis population, despite demonstrating visual improvement.
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DURAVYU achieved key secondary endpoints including a superior 38% reduction in treatment burden (nominal p-value <0.0001), with 52% of eyes supplement-free and 71% receiving zero or one supplement up to Week 56, as well as strong anatomic control, consistent with the first Phase 3 LUGANO clinical trial.
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DURAVYU maintained a favorable safety profile with repeat dosing in patients. There were no observed occurrences of insert migration, anterior chamber opacities, free-floating drug particles, or retinal vasculitis.
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In a pooled analysis of the greater than 50% of patients in both trials who were supplement-free up to Week 56, DURAVYU was observed to be statistically non-inferior in mean change in BCVA versus on-label 2 mg aflibercept control.
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We will conclude the wet AMD program before completion of the full second year of the Phase 3 studies for both LUGANO and LUCIA, while also allowing additional patients to complete year two to support the necessary safety database for a potential new drug application for DME.
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We will complete additional analyses of both the LUGANO and LUCIA data along with the pooled Phase 3 datasets to further assess next steps for DURAVYU as a potential treatment for wet AMD.

Recent and Upcoming Presentations at Medical Conferences

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In July 2026, we delivered multiple oral presentations at the American Society of Retina Specialists (“ASRS”) Annual Meeting supporting DURAVYU’s potentially best-in-class therapeutic profile as a sustained release TKI being developed for multiple indications:
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A characterization of the multi-mechanism of action of DURAVYU in retinal exudative diseases
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Overview of key learnings from the Phase 2 DAVIO 2 clinical trial in wet AMD
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Post-hoc analyses of patients from the Phase 2 DAVIO 2 clinical trial who met Phase 3 criteria
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Overview of DME clinical program and key learnings: from the Phase 2 VERONA trial to pivotal Phase 3
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In September 2026, we delivered multiple presentations at the Retina Society Annual Meeting, underscoring the potential multi-modal activity of DURAVYU and enthusiasm from the retinal community for new treatment options in serious retinal diseases. This was the first conference where LUGANO data was presented to the retinal community.
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Bioerodible EYP-1901 (vorolanib intravitreal insert) for Sustained Release of a Tyrosine Kinase Inhibitor for Retinal Exudative Disease

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LUGANO Phase 3 Trial of Bioerodible EYP-1901 (vorolanib intravitreal insert) vs Aflibercept in Patients with Neovascular Age-Related Macular Degeneration: First-Time Vision and Anatomic Outcomes
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LUGANO Phase 3 Trial of Bioerodible EYP-1901 (vorolanib intravitreal insert) vs Aflibercept in Patients with Neovascular Age-Related Macular Degeneration: First-Time Safety and Treatment Burden Outcomes
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Association Between Central Subfield Thickness Fluctuation and Visual Acuity Outcomes in Patients with Neovascular Age-Related Macular Degeneration: A Retrospective Analysis of the American Academy of Ophthalmology IRIS® Registry (Intelligent Research in Sight)
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In October 2026, we delivered multiple podium presentations and symposia at the 26th Euretina Congress, Innovate Retina, and the American Academy of Ophthalmology Annual Meeting (AAO 2026) providing additional detail on the LUGANO dataset, reviewing the mechanism of action and pharmacokinetic characteristics of DURAVYU for sustained release in retinal exudative disease, and reviewing key learnings from the prior Phase 2 studies DAVIO 2 in wet AMD and VERONA in DME.

Recent Corporate Updates

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Following the LUCIA results, our Board of Directors approved a strategic prioritization designed to extend our financial resources and focus on the late-stage DME program. The resulting approximately 53% workforce reduction, as well as associated operational adjustments, are expected to generate an estimated annualized savings of approximately $30 million.

“Capital discipline is now one of our highest priorities,” said George O. Elston, Executive Vice President and Chief Financial Officer. “Our objective is to preserve the resources required to obtain the pivotal DME data, while delivering COMO and CAPRI to the utmost standard. We have multiple levers available to us to further extend our financial runway and we intend to actively evaluate and pursue those opportunities to preserve strategic flexibility and maximize long-term shareholder value.”

Review of Results for the Third Quarter Ended September 30, 2026

For the quarter ended September 30, 2026, total net revenue was $0.8 million compared to $1.0 million for the corresponding period in 2025. Operating expenses for the quarter ended September 30, 2026, totaled $97.6 million versus $63.0 million for the corresponding period in 2025. This increase was primarily attributable to ongoing DURAVYU Phase 3 clinical trials for wet AMD and DME.

Net non-operating income totaled $1.3 million and net loss was $95.6 million, or ($1.07) per share, compared to a net loss of $59.7 million, or ($0.85) per share, for the corresponding period in 2025.

Cash, cash equivalents, and marketable securities as of September 30, 2026, totaled $118 million compared to $306 million as of December 31, 2025.

Financial Outlook

We expect the cash, cash equivalents, and marketable securities as of September 30, 2026, together with the additional $10 million of capital raised subsequent to quarter-end pursuant to our “at-the-market” equity facility and with anticipated operational adjustments, will enable us to fund operations into late third quarter of 2027. We continue to pursue business development, financing and other cost reduction opportunities that could further extend this cash runway.

Conference Call Information

EyePoint will host a conference call today at 8:30 a.m. ET to discuss the results for the third quarter ended September 30, 2026, and recent corporate developments. To access the live conference call, please register at https://edge.media-server.com/mmc/p/4ke9q689. A live audio webcast of the event can be accessed via the Investors section of the Company website at www.eyepoint.bio. A webcast replay will also be available on the corporate website at the conclusion of the call.

About EyePoint

EyePoint, Inc. (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases. The Company’s lead product candidate, DURAVYU™, is an innovative investigational sustained delivery treatment for serious retinal diseases combining vorolanib, a selective and patent-protected tyrosine kinase inhibitor, with EyePoint’s proprietary bioerodible Durasert E™ sustained-delivery technology. DURAVYU is currently being evaluated in Phase 3 pivotal trials for diabetic macular edema (DME).

The Company is committed to partnering with the retinal community to improve patient lives while creating long-term value, with four approved drugs over three decades and tens of thousands of eyes treated with EyePoint innovation.

EyePoint is headquartered in Watertown, Massachusetts, with a commercial manufacturing facility in Northbridge, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

DURAVYU™ has been conditionally accepted by the FDA as the proprietary name for EYP-1901. DURAVYU is an investigational product; it has not been approved by the FDA. FDA approval and the timeline for potential approval is uncertain.

Forward Looking Statements

EYEPOINT SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our cash runway; expectations regarding our strategic prioritization, including our workforce reduction, capital allocation strategy and estimated annual savings; our plans to conclude our Wet AMD program; expectations regarding our clinical development, regulatory and operational plans; our plans to complete additional analyses of the LUCIA and pooled Phase 3 datasets to further assess next steps for DURAVYU as a potential treatment for wet AMD; our expectations regarding DURAVYU’s potential to improve treatment outcomes for patients with wet AMD; our belief that the VERONA findings support DURAVYU’s therapeutic potential in DME; our belief that DURAVYU brings a potential new multi-mechanism of action and treatment paradigm for retinal diseases beyond existing anti-VEGF large molecule ligand blocking therapies; our expectations regarding the timing of the availability and release of DME clinical data, including topline results for Phase 3 COMO and CAPRI clinical trials in DME early in the fourth quarter of 2027; and other statements regarding the Company’s future plans, objectives, strategies and beliefs, as identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” or other words of similar meaning or the use of future dates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, these risks and uncertainties include the timing, progress and results of the Company’s clinical development activities; uncertainties and delays relating to communications with the U.S. Food and Drug Administration and the ability to obtain regulatory approval from FDA for the commercialization of DURAVYU; unanticipated costs and expenses; the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; uncertainties regarding the Company’s ability to continue as a going concern; the Company may incur additional costs in connection with its strategic prioritization not currently contemplated; the Company’s ability to use business development, financing activities or other operational savings and adjustments to extend its cash runway; the Company’s ability to comply with Nasdaq’s minimum bid compliance requirement; the risk that results of clinical trials may not be predictive of future results, and interim and preliminary data are subject to further analysis and may change as more data becomes available; unexpected safety or efficacy data observed during clinical trials; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways for approval of the Company’s product candidates; changes in the regulatory environment; disruptions at the FDA; changes in U.S. and international trade policies; changes in expected or existing competition; the success of current and future license agreements; our dependence on contract research organizations, and other outside vendors and service providers; product liability; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; delays, interruptions or failures in the manufacture and supply of our product candidates, including due to unanticipated regulatory compliance issues or warning letters relating to the Company’s manufacturing facilities; the availability of and the need for additional financing; our ability to obtain additional funding to support our clinical development programs; uncertainties regarding the FDA warning letter pertaining to the Company’s Watertown, MA manufacturing facility; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. A more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, in our other filings with the Securities and Exchange Commission (SEC) and in our future reports to be filed with the SEC, which are available at www.sec.gov. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors & Media:

Robin Garner
VP, Corporate Communications & Investor Relations
ir@eyepoint.bio

EYEPOINT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$83,206	$101,821
Marketable securities	35,007	204,265
Accounts and other receivables, net	259	651
Prepaid expenses and other current assets	6,849	20,105
Inventory	1,665	1,813
Total current assets	126,986	328,655
Operating lease right-of-use assets	19,288	20,223
Other assets	19,863	15,118
Total assets	$166,137	$363,996
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$35,757	$34,884
Other current liabilities	2,750	2,140
Total current liabilities	38,507	37,024
Operating lease liabilities - noncurrent	19,124	20,772
Other noncurrent liabilities	—	87
Total liabilities	57,631	57,883
Stockholders' equity:
Capital	1,487,584	1,410,130
Accumulated deficit	(1,379,892)	(1,104,978)
Accumulated other comprehensive income	814	961
Total stockholders' equity	108,506	306,113
Total liabilities and stockholders' equity	$166,137	$363,996

EYEPOINT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Product sales, net	$528	$582	$995	$1,297
License and collaboration agreements	49	150	695	16,531
Royalty income	179	234	269	12,923
Total revenues	756	966	1,959	30,751
Operating expenses:
Cost of sales	523	721	1,056	1,691
Research and development	81,670	47,754	237,427	161,825
Sales and marketing	31	26	65	96
General and administrative	15,409	14,490	44,894	40,228
Total operating expenses	97,633	62,991	283,442	203,840
Loss from operations	(96,877)	(62,025)	(281,483)	(173,089)
Other income (expense):
Interest and other income, net	1,265	2,293	6,519	8,829
Total other income, net	1,265	2,293	6,519	8,829
Net loss before provision for income taxes	$(95,612)	$(59,732)	$(274,964)	$(164,260)
Provision for income taxes	—	—	50	(93)
Net loss	$(95,612)	$(59,732)	$(274,914)	$(164,353)
Net loss per common share - basic and diluted	$(1.07)	$(0.85)	$(3.15)	$(2.35)
Weighted average common shares outstanding - basic and diluted	89,245	70,168	87,274	69,955